Exhibit 99.1

AeroVironment Settles with United States Department of State for
Voluntarily Reported Alleged Export Violations

•	The company voluntarily reported issues from the period June 5, 2014 to December 22, 2016

•	U.S. Department of State cites the company’s efforts to improve compliance and finds no cause for debarment

SIMI VALLEY, Calif., Nov 21, 2019 - AeroVironment (NASDAQ: AVAV), a global leader in unmanned aircraft systems (UAS), today announced it has reached a settlement with the United States Department of State for alleged export violations the company reported voluntarily for the period June 5, 2014 to December 22, 2016. AeroVironment has agreed to pay $1,000,000 over a two-year period, $500,000 of which is suspended and can be credited against investments already made or to be made to enhance export controls. AeroVironment will also hire an outside Special Compliance Officer (SCO) for a term of one year and conduct an external audit to assess and improve its compliance program during the Consent Agreement term.

“AeroVironment’s unmanned aircraft systems provide meaningful operational advantages to frontline troops of the United States and more than 45 allied nations,” said Melissa Brown, AeroVironment vice president and general counsel. “We understand the importance of protecting our technology while making it available to help protect our allies, and therefore take United States export regulations very seriously. We will continue to enhance our export controls and appreciate the Department of State’s acknowledgement of the corrective actions we have already taken.”

In reaching this settlement, the Department of State considered certain mitigation factors with respect to the alleged violations. An announcement from the Department of State included the following statement:

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“AeroVironment voluntarily disclosed to the Department the alleged AECA (Arms Export Control Act) and ITAR (International Traffic in Arms Regulations) violations, which are resolved under this settlement. AeroVironment also acknowledged the serious nature of the alleged violations, cooperated with the Department’s review, and instituted a number of compliance program improvements during the course of the Department’s review. For these reasons, the Department has determined that it is not appropriate to administratively debar AeroVironment at this time.”

About AeroVironment, Inc.

AeroVironment (NASDAQ: AVAV) provides customers with more actionable intelligence so they can proceed with certainty. Based in California, AeroVironment is a global leader in unmanned aircraft systems and tactical missile systems, and serves defense, government, and commercial customers. For more information visit www.avinc.com.

Safe Harbor Statement

Certain statements in this press release may constitute "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are made on the basis of current expectations, forecasts and assumptions that involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of our control, that may cause our business, strategy or actual results to differ materially from those expressed or implied. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, our ability to perform under existing contracts and obtain additional contracts; changes in the regulatory environment; the activities of competitors; failure of the markets in which we operate to grow; failure to expand into new markets; failure to develop new products or integrate new technology with current products; and general economic and business conditions in the United States and elsewhere in the world. For a further list and description of such risks and uncertainties, see the reports we file with the Securities and Exchange Commission. We do not intend, and undertake no obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

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Contacts

AeroVironment, Inc.
Steven Gitlin
+1 (805) 520-8350
pr@avinc.com

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